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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-42839 of UNOVA, Inc. on Form S-3 and Registration Statement Nos. 333-39003, 333-39005, 333-39007 and 333-79557 of UNOVA, Inc. each filed on Form S-8, of our report dated February 9, 2001, appearing in this Annual Report on Form 10-K of UNOVA, Inc. for the year ended December 31, 2000.

Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of UNOVA, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 19, 2001

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INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE